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                                                                     EXHIBIT 8.1


                                   GREENBERG
                         A T T O R N E Y S  A T  L A W
                                    TRAURIG




                                  April 1, 1998

Consorcio Ecuatoriano de
Telecomunicaciones S.A. CONECEL
Amazonas 6017 e Rio Coca
Quito, Ecuador

         Re:      Consummation of Public Offering of
                  Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL

Ladies and Gentlemen:

         We have acted as special counsel to Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL, a corporation organized and existing under the laws of the Republic of Ecuador (the "Company"), in connection with the Registration Statement on Form F-1, filed on March 10, 1998, as amended, by Amendment No. 1, dated as of April 1, 1998 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 42,299,668 shares of Class B Common Stock of the Company (the "Shares"), including 5,517,348 shares subject to an over-allotment option.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as




             GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.
    1221 BRICKELL AVENUE, MIAMI, FLORIDA 33131  305-579-0500 FAX 305-579-0717
                       MIAMI  NEW YORK  WASHINGTON, D.C.
             FORT LAUDERDALE  WEST PALM BEACH  TALLAHASSEE  ORLANDO


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Consorcio Ecuatoriano de
  Telecomunicaciones S.A. CONECEL
April 1, 1998
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the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based solely upon the foregoing, we are of the opinion that the discussion of the United States federal income tax consequences set forth in the Registration Statement under "TAXATION--United States Taxation" is correct and is complete in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Taxation" and "Legal Opinions" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consents is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Greenberg Traurig Hoffman
                                                 Lipoff Rosen & Quentel, P.A.
                                             --------------------------------
                                             GREENBERG TRAURIG HOFFMAN LIPOFF
                                                 ROSEN & QUENTEL, P.A.

















                               GREENBERG TRAURIG